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                                                      Exhibit 5.4, 8.4 and 23.4




                               February 6, 2007


Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York  10019


                         Re: Mortgage Asset Securitization Transactions, Inc. Registration No. 333-130373
                              ------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel for Mortgage Asset Securitization Transactions, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Post-Effective Amendment No. 2 being filed today with the Securities and Exchange Commission to the Registration Statement on Form S-3, Registration Statement No. 333-130373 (as amended as of the date hereof, the "Registration Statement") relating to the Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes (the "Notes," and together with the Certificates, the "Securities"), issuable in series (each, a "Series"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee"), and, where appropriate, a master servicer (the "Master Servicer") or one or more servicers (each, a "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

          We have examined copies of the Company's Certificate of Incorporation and By-laws, forms of each Agreement, the forms of Securities included in any Agreement, the forms of prospectus supplements and prospectuses contained in the Registration Statement (the "Prospectus Supplements" and "Prospectuses", respectively) and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

            Based upon the foregoing, we are of the opinion that:


 Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

SIDLEY AUSTIN LLP
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SIDLEY          |

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                  MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.  |
                                                  FEBRUARY 6, 2007  |
                                                            PAGE 2  |  NEW YORK


            1. When any Agreement for a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, if any, the Trustee, the Servicer, if any, and any other party thereto for such Series, such Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

            2. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof otherwise being in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Securities in such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

            3. The information set forth in the Prospectus Supplements and Prospectuses under the caption "Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

            We hereby consent to the use of our name in the Prospectuses under the caption "Federal Income Tax Consequences" and in the Prospectus Supplements and Prospectuses under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,



                                                    /s/ Sidley Austin LLP